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                                                                    EXHIBIT 23.6

                        Consent of Independent Accountant

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Glacier Bancorp, Inc. of our report dated May 19, 1999 relating to the financial statements of Mountain West Bank, which appears in the Current Report on Form 8-K of Glacier Bancorp, Inc. dated December 14, 2000. We also consent to the reference to us under heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Spokane, Washington
December 15, 2000